Exhibit 10.2
CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

This Third Letter Agreement (“Third Letter Agreement”) is made by and between Cidara Therapeutics, Inc. (“Cidara”) and Mundipharma Medical Company (“Mundipharma”) and shall be effective as of 20 April 2022.

Reference is made to the Collaboration and License Agreement between Cidara and Mundipharma dated September 3, 2019 (the “Agreement”).

WHEREAS the Parties have entered into the Agreement that, among other things, describes the rights and obligations of the Parties with respect to the Manufacture, Development and Commercialization of the Licensed Product;

WHEREAS the Parties have entered into a Letter Agreement dated 1 October 2021 and a Second Letter Agreement dated 1 November 2021 in which certain additional activities are carried out and assigned in furtherance and support of the Development of the Licensed Product;

WHEREAS Cidara has requested, and Mundipharma has agreed, subject to the terms and conditions set forth herein, to make prepayments to Cidara for a portion of Mundipharma’s Regulatory/Launch Milestone Payment No. 1 pursuant to Sections 5.4 and 5.5 (item 1) of the Agreement;

WHEREAS Mundipharma would not be willing to make the prepayments if Cidara did not execute this Third Letter Agreement.

NOW THEREFORE, in consideration of the premises of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1.The Prepayment

1.1.Subject to the terms and conditions outlined herein, Mundipharma will make prepayments to Cidara totalling up to $11,145,000 U.S. Dollars as payment in advance by Mundipharma for [***] (the “Prepayment”). The remaining portion of Regulatory/Launch Milestone Payment No. 1 will be due pursuant to Section 5.4 of the Agreement. Payment of the Prepayment in accordance with this Third Letter Agreement and of that remaining portion pursuant to Section 5.4 of the Agreement shall represent full payment of Regulatory/Launch Milestone No.1 pursuant to the Agreement.

1.2.The Prepayment proceeds shall be used solely for the purpose of paying the costs and expenses incurred by Cidara for the activities outlined in Exhibit A to this Third Letter Agreement (the “Activities”) and for no other purpose.

1.3.As soon as practicable following the end of each calendar month Cidara shall submit to Mundipharma an invoice for all Services billed to Cidara during the preceding month and will attach the invoices from each vendor demonstrating that such services are permitted hereunder and were performed by the vendor. As soon as reasonably feasible, but in no event more than 30 days after receipt of the invoice from Cidara, Mundipharma will remit to an account designated by Cidara the invoiced amount as a Prepayment instalment. If Mundipharma reasonably determines, in its sole discretion that any portion of the Cidara invoice includes payments for activities other than the Activities, Mundipharma may reduce the Prepayment instalment by such amount.

1.4.A subcommittee of the Joint Steering Committee comprised of members of each Party with relevant responsibilities, skills and information shall be set up to monitor the implementation of the activities listed in Exhibit A to this Third Letter Agreement (the “Prepayment Subcommittee”). The Prepayment Subcommittee shall meet weekly by videoconference until the date on which Cidara repays the full Prepayment amount or the date on which Milestone Payment 1 is due under the Agreement. During such meetings, Cidara shall provide Mundipharma with a report of progress against each of the activities described in Exhibit A to this Third Letter Agreement. Cidara shall also provide Mundipharma with a list of upcoming actions or decisions to be made and shall seek Mundipharma’s advice and input on such matters. In the event of a disagreement between the Parties, Mundipharma shall have final decision-making authority for those activities described in Exhibit A to this Third Letter Agreement. In addition to the foregoing, Cidara shall include a representative of Mundipharma in all internal and external meetings related to the activities described in Exhibit A to this Third Side Letter.
2.Records; Audit

2.1.Cidara shall provide Mundipharma with a copy of all invoices for the activities listed in Exhibit A as such invoices are received from third parties. Upon payment of an invoice by Cidara, Cidara shall provide Mundipharma with documentation evidencing that the third party invoice was paid in full.

2.2.In addition to Mundipharma’s rights pursuant to Sections 6.1 and 6.4 of the Agreement, Mundipharma shall have the right to review, examine, audit, and to copy the books and records maintained by Cidara relating to the subject matter of this Third Letter Agreement. Mundipharma may exercise this right as it deems necessary in its sole and absolute discretion. Mundipharma shall exercise this right upon reasonable notice to Cidara.

3.Trigger Events & Remedies

3.1.Upon or during the occurrence of any of the following events, immediately upon Mundipharma giving notice to Cidara of the occurrence thereof, which notice may consist of any written notice to Cidara, including by electronic mail, Mundipharma may, in its sole and absolute discretion, cease all further payments of the Prepayment and demand repayment of the entire Prepayment amount already paid to Cidara, in which event, Cidara shall immediately repay the amount of the Prepayment already paid to Cidara, except to the extent that at the date of such notice Regulatory/Launch Milestone Payment No. 1 would have been due pursuant to Sections 5.4 and 5.5 of the Agreement had the Parties not executed this Third Side Letter:
3.1.1.Termination by either Party pursuant to Sections 9.4(a) or 10.2(a) of the Agreement
3.1.2.Where Mundipharma elects not to terminate the Agreement and exercises its right pursuant to Subparagraph 10.2(a)(ii)(2) of the Agreement;
3.1.3.Termination by Mundipharma pursuant to Section 10.3 of the Agreement;
3.1.4.Where Cidara ceases any Activities hereunder or materially alters any planned Activities without Mundipharma’s consent;
3.1.5.If Cidara is subject to an Insolvency Event.

3.2.In the event that Mundipharma deems, in its sole and absolute discretion, that any material portion of the Prepayment proceeds has not been used in accordance with the terms of this Third Letter Agreement, Mundipharma shall be entitled to receive immediate repayment of such portion.

3.3.The rights described in the Section 3 are in addition to any other rights and remedies available under this Third Letter Agreement, the Agreement, or Applicable Laws or in equity.

4.General

4.1.Cidara shall cause its obligations under this Third Letter Agreement at all times to rank at least pari passu with all its other unsecured and unsubordinated obligations for indebtedness, except for those preferred by operation of law.

4.2.Capitalized terms used, but otherwise not defined, herein shall have the meaning given to such terms in the Agreement.

4.3.With the exception and only to the extent of the matters expressly provided herein, the Agreement remains unaffected, in full force and effect, and shall apply mutatis mutandis to this Third Letter Agreement.

4.4.Execution of this Third Letter Agreement shall in no event be deemed to constitute a waiver of any right or claim of any of the Parties under the Agreement or this Third Letter Agreement.

4.5.This Third Letter Agreement and the matters set out herein shall be subject to the terms of the Agreement. In the event of a conflict between the term of this Third Letter Agreement and the Agreement, the terms of this Third Letter Agreement shall prevail.

IN WITNESS WHEREOF, the Parties intending to be legally bound, do hereby execute this Third Letter Agreement and represent that the individuals executing this Third Letter Agreement have the authority to bind their respective entities.

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For and on behalf of
Mundipharma Medical Company

By:    ……………………………………

Name    ……………………………………

Title    ……………………………………

Date    ……………………………………

For and on behalf of
Cidara Therapeutics, Inc.

By: ……………………………………

Name    ……………………………………

Title    ……………………………………

Date    ……………………………………

Exhibit A – Estimated Costs
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